Exhibit 10.2


                  RIDER TO AGREEMENT AND PLAN OF REORGANIZATION

IN ADDITION TO THE TERMS AND CONDITIONS OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED OCTOBER 9, 2003, (THE "AGREEMENT") BY AND BETWEEN PRELUDE VENTURES, INC. ("PRELUDE"), AND ALLIANCE PETROLEUM PRODUCTS COMPANY ("ALLIANCE"), THE PARTIES AGREE TO THE FOLLOWING ADDITIONAL TERMS AND CONDITIONS.

         1. Immediately after the execution of the Agreement, a banking account for Prelude shall be established with Jesse Fuller and Larry Griffith as the only signing parties. The parties agree that $250,000 shall be allocated to each of Alliance and Tri State Acquisition Corp. for working capital purposes (the "Working Capital Advance").

         2. Within a reasonable time after closing, but not to exceed 150 days, Prelude agrees to provide funding to pay Harris Bank $3,500,000 to release its security interest on Alliance's equipment, and pay-off, such amounts owed to Harris Bank by APMC Oil Company, Inc.

         3. The Alliance shares to be delivered to Prelude in accordance with the Agreement shall be held in escrow. Michael S. Krome, P.C. shall be the escrow agent.

         4. If Prelude does not arrange for the pay-off of Harris Bank as set forth in section 2, Alliance shall have the option of notifying the escrow agent to return the shares of Alliance, and rescind the Agreement, without any recourse to the Working Capital Advance.

         5. If section 2 becomes applicable, then all of the parties to the Agreement agree that no party shall be entitled to file
                  any  claim  or  lawsuit   against  any  other  party  to  this
                  Agreement, seeking the return of the Working Capital Advance hereunder.

         6. An additional 5,000,000 shares of common stock of Prelude shall be issued to WorldLink International Network, Inc. ("WorldLink") pursuant to the written directions of WorldLink twenty-four months after the execution of the Agreement.

IN WITNESS WHEREOF of the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereto duly authorized, as of the 9th day of October, 2003.

Prelude Ventures, Inc.

-------------------------------
By:      Anthony Sarvucci
         President



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Alliance Petroleum Products Company

--------------------------
By:      Richard Stiefel





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